                                 PROMISSORY NOTE






$3,000,000.00                                                     March 30, 1999



M2Direct, Inc.
2030 Powers Ferry Road, Suite 120
Atlanta, Georgia  30339
(Hereinafter referred to as the "Borrower")


First Union National Bank
999 Peachtree Street
Atlanta, Georgia  30309
(Hereinafter referred to as the "Bank")




Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of Three Million and 00/100 Dollars ($3,000,000.00) or such sum as may be advanced and outstanding from time to time with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this "Note").


CERTAIN DEFINITIONS. The following capitalized terms shall have the respective meanings set forth below:

"Advances" shall mean Line of Credit Advances and/or Sweep Plus Advances
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(each as hereinafter defined), and "Advance" shall mean any such advance.
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"Business Day" shall mean a day on which banks are not required or authorized to
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close in Atlanta, Georgia.

"Maturity Date" shall mean June 30, 2000, as the same may be extended from time
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to time in writing by the Bank, in its sole discretion.
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"Obligations" shall mean any and all indebtedness and other obligations under
 -----------
this Note, all other obligations under any other Loan Documents, and all obligations under any swap agreements as defined in 11 U.S.C. Section 101 between Borrower and Bank whenever executed.

"Prime Interest Rate" shall mean that rate announced by the Bank from time to
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time as its prime rate. The Prime Interest Rate is one of several interest rates used by the Bank. The Bank lends at rates both above and below the Prime
Interest Rate, and Borrower acknowledges that the Prime Interest Rate is not represented or intended to be the lowest or most favorable rate of interest offered by the Bank.

LINE OF CREDIT ADVANCES. Subject to the other provisions contained herein or in the Loan Agreement, from the date hereof until the Borrower receives notice from the Bank that Sweep Plus Advances (as hereinafter defined) are available as hereinafter set forth, Bank may make revolving credit advances under this Note from time to time ("Line of Credit Advances"), so long as the aggregate
                    -----------------------
principal amount of all Line of Credit Advances outstanding at any one time (either before or after the making of any such Line of Credit Advance) does not exceed the principal amount stated on the face of this Note, as the same may be reduced from time to time upon the written request of the Borrower (the "Commitment") then in effect. No Line of Credit Advance will be made in an
 ----------
amount less than $100,000.

SWEEP PLUS ADVANCES. Subject to the other provisions contained herein or in the Loan Agreement, and following written confirmation from the Bank to the Borrower that Sweep Plus Advances are available, Bank may make advances under this Note from time to time under the Bank's Sweep Plus product ("Sweep Plus Advances"),
                                                        -------------------
so long as the aggregate principal amount of all Sweep Plus Advances outstanding at any one time does not exceed the Commitment. Upon receipt of such notice, all outstanding Line of Credit Advances shall automatically be converted to Sweep Plus Advances. Sweep Plus. Sweep Plus Advances will be made from time to time, into the specified account with Bank pursuant to the Bank's practices, procedures and policies relating to its Sweep Plus product (individually or collectively, the "Services Agreement") between Bank and Borrower and any modifications thereto. No Sweep Plus Advance(s) will be made (i) in an amount less than $1,000.00, and each Sweep Plus Advance will be made in increments of $1,000.00, or (ii) if the Sweep Plus arrangement has been breached or terminated.

ADVANCES GENERALLY. Borrower may borrow Line of Credit Advances and Sweep Plus Advances as provided above. Advances of either type may be repaid under this Note, and Borrower may again borrow Line of Credit Advances and Sweep Plus Advances as provided above. Bank's obligation to make Advances under this Note shall terminate if Borrower is in "Default" (as defined in the Loan Agreement) or a representation in any of the Loan Documents is false or has become false. Bank has no obligation to make any Advance if, as a result of such Advance, a Default would occur.

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

INTEREST RATE. The outstanding principal amount of each Advance shall bear interest at a fluctuating rate per annum equal to the Prime Interest Rate, calculated daily.

NOTICES OF LINE OF CREDIT ADVANCES AND PREPAYMENT. All notices given by Borrower to the Bank in respect of Line of Credit Advances and prepayments hereunder shall either be oral, with prompt written confirmation by telecopy, or in writing; shall be irrevocable; and shall be effective on a Business Day which is not later than one (1) Business Day prior to the date any such Line of Credit Advance is to be made, or the date of prepayment of any Line of Credit Advance. Any such notice received prior to 10:00 a.m. (Eastern time) on a Business Day shall be deemed to have been received by the Bank on such Business Day and, if received after 10:00 a.m., shall be deemed to have been received by the Bank on the next Business Day immediately following actual receipt of such notice. Each such notice of borrowing which is in writing and each written confirmation of an oral notice permitted hereunder, shall specify: (i) the amount of such borrowing, (which shall be in a minimum of $500,000) or such prepayment; and
(ii) the date such Line of Credit Advance or prepayment is to be made (which shall be a Business Day). All Sweep Plus Advances shall be made automatically in accordance with the Services Agreement.

DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (defined herein) occurs and as long as a Default continues, all outstanding Obligations shall bear interest at the Prime Interest Rate plus 2% ("Default Rate"). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

COMMITMENT FEE. Borrower shall pay to the Bank a commitment fee equal to one percent (1.00%) of the amount of the Commitment, payable at closing.

INTEREST AND FEE(S) COMPUTATION. (Actual/360). Interest and fees, if any, shall be computed on the basis of a 360-day year for the actual number of days in the applicable period ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding that of the nominal rate.

REPAYMENT TERMS. All outstanding principal in respect of Sweep Plus Advances shall be repaid in accordance with the Bank's policies, practices and procedures in effect from time to time related to its Sweep Plus product, and accrued interest in respect of Sweep Plus Advances shall be repaid monthly. In addition, all accrued and unpaid interest on Line of Credit Advances shall be payable monthly on the 28th day of each month commencing April 28, 1999, and all outstanding principal and accrued interest in respect of all Advances hereunder, and all other amounts owing under this Note or any other Loan Document, shall be due and payable on the

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

earlier to occur of (a) the Maturity Date, and (b) the date on which the bank accelerates the maturity of the Advances under this Note upon Default as permitted under the Loan Agreement, as defined below.

ANNUAL PAYDOWN PROVISION. The Borrower shall be required to maintain an aggregate outstanding principal balance under this Note of zero for a period of thirty (30) consecutive days prior to the Maturity Date.

APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. If a Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

If any payment received by Bank under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

LOAN DOCUMENTS. The term "Loan Documents" used in this Note and other Loan Documents refers to all documents executed in connection with the loan evidenced by this Note and shall include, without limitation, the Loan Agreement (as hereinafter defined), this Note, and the guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, letters of credit and any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. Section 101).

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 5% of each payment past due for 15 or more days.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank's right to collect such late charge or to collect a late charge for any subsequent late payment received.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses actually incurred, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

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

USURY. Regardless of any other provision of this Note or other Loan Documents, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of excess to be a complete settlement and acquittance thereof.

LOAN AGREEMENT. This Note is subject to the provisions of that certain Loan Agreement between Bank and Borrower dated as of the date of this Note, as amended or otherwise modified from time to time (the "Loan Agreement"), including provisions relating to Defaults and remedies of the Bank.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Each Borrower or any person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any other Borrower or any other person liable under this Note or other Loan Documents, all without notice to or consent of each Borrower or each person who may be liable under this Note or other Loan Documents and without affecting the liability of Borrower or any person who may be liable under this Note or other Loan Documents.

MISCELLANEOUS PROVISIONS. Assignment. This Note and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and permitted assigns. Bank's interests in and rights under this Note and other Loan Documents are assignable to any of its affiliates, or to any third parties that are reasonably acceptable to the Borrower, in whole or in part, by Bank. In addition, nothing in this Note or any of the Loan Documents shall prohibit Bank from pledging or assigning this Note or any of the Loan Documents or any interest therein to any Federal Reserve Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict

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

Between Documents. This Note and other Loan Documents shall be governed by and construed under the laws of the State of Georgia without regard to that state's conflict of laws principles. If the terms of this Note should conflict with the terms of the Loan Agreement, the terms of this Note shall control. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state in which the office of Bank first shown above is located. Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time. In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid.
Plural: Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Binding Contract. Borrower by execution of and Bank by acceptance of this Note agree that each party is bound to all terms and provisions of this Note. Line of Credit Advances. Bank in its sole discretion may make other Line of Credit Advances under this Note pursuant hereto. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day.

Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes an this transaction whether assessed at closing or arising from time to time.

ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Note and other Loan Documents ("Disputes") between or among parties to this Note shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Note.

Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. The expedited procedures set forth in Rule 51 et seq, of the
                                                       -- ---
Arbitration Rules shall be applicable to claims of less than $1,000,000.00. All

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

applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

PRESERVATION AND LIMITATION OF REMEDIES. Notwithstanding the preceding binding arbitration provisions, Bank and Borrower agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Bank and Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

Borrower and Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.


INDEMNIFICATION OF BANK AND OTHERS.

      From and at all times after the date of this Note, and in addition to all of Bank's other rights and remedies against the Borrower, the Borrower hereby defends, indemnifies and holds harmless Bank and each director, officer, employee, agent, attorney and affiliate of Bank (all of whom are for purposes of this Section collectively called the "Indemnified Parties") against and from any and all claims, losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses actually incurred at both the trial and appellate levels) incurred by any and all of the Indemnified Parties, from and after the date hereof, whether direct, indirect or consequential, whether threatened or initiated, as a result of or arising from or in any way relating to any suit, action, claim, demand, or proceeding (including any inquiry or investigation) (all of which suits, etc. are for purposes of this Section collectively called "Claims") by any person or entity other than the Loan Parties asserting a claim for any legal or equitable remedy against any person or entity under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any

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

common law or equitable cause or otherwise, arising from the acts or omissions of the Loan Parties or any affiliate in connection with the negotiation, preparation, execution or performance of this Note or the other Loan Documents, or any transactions contemplated herein or therein, whether or not such Indemnified Party is a party to any such claim.

      The obligation of the Bank to indemnify the Indemnified Parties for a Claim pursuant to this provision shall apply whether or not the Claim is foreseeable, and such obligation includes the Indemnified Parties' reasonable attorneys' and consultants' fees and court costs, in each case actually incurred. Notwithstanding the foregoing, no Indemnified Party shall have the right to be indemnified hereunder for any liability resulting from the gross negligence, bad faith or willful misconduct of any Indemnified Party or the breach or non-performance of any obligation of Bank hereunder or under any other Loan Document. All of the foregoing losses, damages, costs and expenses of an Indemnified Party shall be payable by the Borrower upon demand by Bank and shall be additional Obligations hereunder. The Borrower's obligations under this provision shall survive any termination of this Note or any other Loan Document.


                     (Signatures appear on following page)

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

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.


                                 M2DIRECT, INC.
                                 Taxpayer Identification:   58-2358460



CORPORATE                        By:  /s/ Michael T. Kane
SEAL                                  ---------------------------------
                                 Its:
                                      ---------------------------------

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